Exhibit 4.11

FORM OF DEFINITIVE SECURITY FOR

ALLSTATE LIFE® CORENOTES® PROGRAM

[FACE OF DEFINITIVE SECURITY]

Unless this Note Certificate is presented by the Holder or an authorized representative of the Holder to the Trust (hereinafter defined) or its agent for registration or transfer, exchange or payment, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered Holder hereof has an interest herein.

This Note Certificate is a definitive security within the meaning of the standard indenture terms (hereinafter defined) and is registered in the name of the Holder (as defined in the standard indenture terms) hereof. This Note is not exchangeable for a global security (as defined in the standard indenture terms).

CUSIP No.:

ALLSTATE LIFE GLOBAL FUNDING TRUST —

ALLSTATE LIFE® CORENOTES®

Title of Notes:	Stated Maturity Date:
Principal Amount: $	Securities Exchange Listing: ☐ Yes ☐ No. If yes,
Original Issue Date:	indicate name(s) of Securities Exchange(s):
Issue Price:
Interest Rate or Formula:

Fixed Rate Notes: ☐ Yes ☐ No. If yes,	Floating Rate Notes: ☐ Yes ☐ No. If yes,
Interest Rate:	Regular Floating Rate Notes: ☐
Interest Payment Dates:	Floating Rate/Fixed Rate Notes: ☐
Day Count Convention:	Interest Rate:
Additional/Other Terms:	Interest Rate Basis(es):
Discount Notes: ☐ Yes ☐ No. If yes,	CD Rate ☐
Total Amount of Discount:	CMT Rate ☐
Initial Accrual Period of Discount:	Commercial Paper Rate ☐
Additional/Other Terms:	Constant Maturity Swap Rate ☐
Redemption Provisions: ☐ Yes ☐ No. If yes,	Federal Funds Rate ☐
Initial Redemption Date:	LIBOR ☐
Initial Redemption Percentage:	Prime Rate ☐
Annual Redemption Percentage	Treasury Rate ☐
Reduction, if any:	If LIBOR:
Additional/Other Terms:	LIBOR Reuters Page:
Survivor’s Option: ☐ Yes ☐ No.	LIBOR Currency:
Regular Interest Record Date(s):	If CMT Rate:
Sinking Fund, if any:	Designated CMT Reuters Page:
Calculation Agent:	If CMT Reuters Page FEDCMT:
Authorized Denominations:	☐ Weekly Average
Collateral: The right, title and interest of the Trust in and to:	☐ Monthly Average
(i) Allstate Life Insurance Company Funding	Designated CMT Maturity Index:
Agreement No(s). — ; (ii) all proceeds in respect of such	Index Maturity:
Funding Agreement(s); and (iii) all books and records	Spread (+/-), if any:
(including, without limitation, computer programs,	Spread Multiplier, if any:
printouts, and other computer materials and files)	Initial Interest Rate, if any:

pertaining to such Funding Agreement(s).	Initial Interest Reset Date:
Interest Reset Dates:
Interest Determination Date(s):
Interest Payment Dates:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Fixed Rate Commencement Date, if any:
Floating Rate Interest, if any:
Fixed Interest Rate, if any:
Day Count Convention:
Additional/Other Terms:

“Allstate Life®” is a registered servicemark of Allstate Insurance Company. “CoreNotes®” is a registered servicemark of Merrill Lynch & Co., Inc.

This Note Certificate is a Definitive Security in respect of a duly authorized issue of Notes (the “Notes”) of the Allstate Life Global Funding Trust designated above, a statutory trust organized under the laws of the State of Delaware (the “Trust”). The Notes are issued under the Indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”) among the Trust and the other persons specified therein. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed in the Standard Indenture Terms, which are incorporated by reference in and form a part of the Indenture (as amended or supplemented from time to time, the “Standard Indenture Terms”).

The Trust, for value received, hereby promises to pay to the Holder hereof or its registered assigns on the Stated Maturity Date (or on the date of redemption or repayment by the Trust prior to maturity pursuant to redemption or repayment provisions, in each case, if provided for above) the principal amount specified above and, if so specified above, to pay interest from time to time on the Notes represented by this Note Certificate from the Original Issue Date specified above (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal of the Notes represented by this Note Certificate is paid or made available for payment and to pay such other amounts due and owing with respect to the Notes represented by this Note Certificate.

On any exchange or purchase and cancellation of any of the Notes represented by this Note Certificate, details of such exchange or purchase and cancellation shall be entered in the records of the Indenture Trustee. Upon any such exchange or purchase and cancellation, the principal amount of the Notes represented by this Note Certificate shall be charged by the principal amount so exchanged or purchased and cancelled, as provided in the Standard Indenture Terms.

Unless otherwise set forth above, if the Notes are subject to an Annual Redemption Percentage Reduction as specified above, the Redemption Price of the Notes represented by this Note Certificate shall initially be the Initial Redemption Percentage of the principal amount of the Notes represented by this Note Certificate on the Initial Redemption Date and shall decline at each anniversary of the Initial Redemption Date (each such date, a “Redemption Date”) by the Annual Redemption Percentage Reduction of such principal amount until the Redemption Price is 100% of such principal amount.

The Notes will mature on the Stated Maturity Date, unless their principal (or, any installment of their principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the Notes become due and payable, as the case may be, are referred to as the “Maturity Date” with respect to principal of the Notes repayable on such date).

Unless otherwise provided above and except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, interest or other amounts to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day shall be made in accordance with the provisions set forth on the reverse hereof.

Unless otherwise specified above, the interest payable on each Interest Payment Date or on the Maturity Date will be the amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).

Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to the Notes as specified above, the Notes shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions.”

The Notes represented by this Note Certificate shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture.

IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed on its behalf.

Dated: Original Issue Date	THE ALLSTATE LIFE GLOBAL FUNDING TRUST SPECIFIED ON THE FACE OF THIS NOTE CERTIFICATE, as Issuer

By: [WILMINGTON TRUST COMPANY], not in its individual capacity, but solely as Delaware Trustee

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Note Certificate is one of the Note Certificates representing Notes described in the within-mentioned Indenture.

Dated: Original Issue Date	[THE BANK OF NEW YORK TRUST COMPANY, N.A.], as Indenture Trustee

	By:	Authorized Signatory

[REVERSE OF DEFINITIVE SECURITY]

SECTION 1. General. This Note Certificate is a Definitive Security in respect of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.

SECTION 2. Currency. The Notes are denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. dollars.

SECTION 3. Determination of Interest Rate and Other Payment Provisions.

Fixed Rate Notes. If the Notes are designated on the face hereof as “Fixed Rate Notes,” the Notes will bear interest from the Original Issue Date until the Maturity Date. Unless otherwise specified on the face hereof, the rate of interest payable on the Notes will not be adjusted; unless otherwise specified on the face hereof, interest will be payable on the Interest Payment Dates set forth on the face hereof and at the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity Date of Fixed Rate Notes falls on a day that is not a Business Day, any payments of principal, premium, if any, and/or interest or other amounts required to be made, will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Discount Notes. If the Notes are designated on the face hereof as “Discount Notes” (as defined below), payments in respect of the Notes shall be made as set forth on the face hereof. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note will be equal to the sum of: (1) the Issue Price (increased by any accruals of discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the date of redemption, repayment or acceleration of maturity, as applicable. For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity of the Notes occurs for Discount Notes, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Code, certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and certain Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. A “Discount Note” is any Note that has an Issue Price that is less than 100% of the principal amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. A Discount Note may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance.

Floating Rate Notes. If the Notes are specified on the face hereof as “Floating Rate Notes,” interest on the Notes shall accrue and be payable in accordance with this Section 3. A Floating Rate Note may be a CD Rate Note, CMT Rate Note, Commercial Paper Rate Note, Constant Maturity Swap Rate Note, Federal Funds Rate Note, LIBOR Note, Prime Rate Note or Treasury Rate Note. If the Notes are designated on the face hereof as Floating Rate Notes, the face hereof will specify whether the Notes are Regular Floating Rate Notes or Floating Rate/Fixed Rate Notes. For the period from the date of issue to, but not including, the first Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof. Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date.

(A)	If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day; provided, however, that if the Notes are LIBOR Notes and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day immediately preceding such Interest Reset Date.

(B)

Unless specified otherwise on the face hereof, Interest Reset Dates are as follows: (1) if the Notes reset daily, each Business Day; (2) if the Notes reset weekly, other than Treasury Rate Notes, the Wednesday of each week; (3) if the Notes are Treasury Rate Notes that reset weekly, and except as provided below under “Treasury Rate Notes,” the Tuesday of each week; (4) if the Notes reset monthly, the third Wednesday of each month; (5) if the Notes reset quarterly, the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Notes were issued; (6) if the Notes reset semiannually, the third Wednesday of each of the two months specified on the face hereof; and (7) if the Notes reset annually, the third Wednesday of the month specified on the face hereof; provided, however, that with respect to Floating Rate/ Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date specified on the face hereof (the “Fixed Rate Commencement Date”).

(C)

Accrued interest is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis (as defined below), or by the actual number of days in the year, in the case of Floating Rate Notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. In the case of a Floating Rate Note as to which the Constant Maturity Swap Rate is the Interest Rate Basis, the interest factor will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)). The interest factor for Floating Rate Notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied. The interest rate shall be set forth on the face hereof. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Interest Determination Date and calculated on the applicable Calculation Date (as defined below). “Calculation Date” means the date by which the Calculation Agent designated on the face hereof, is to calculate the interest rate which will be the earlier of (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

(D)

Unless otherwise specified on the face hereof, all percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded to the nearest cent.

(E)

Unless otherwise specified on the face hereof, if the Notes are designated on the face hereof as Floating Rate Notes, if any Interest Payment Date (other than the Maturity Date for the Notes) would otherwise be a day that would not be a Business Day, such Interest Payment Date would be postponed to the next succeeding Business Day; provided, however, that if the Notes are LIBOR Notes and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Unless otherwise specified on the face hereof, if the Notes are designated on the face hereof as Floating Rate Notes, if the Maturity Date of the Notes falls on a day this is not a Business Day, the Trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Interest Reset Date for the Notes is daily, weekly or monthly, interest will be payable on the third Wednesday of each month or on the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Notes were issued, as specified on the face hereof; (2) if the Interest Reset Date for the Notes is quarterly, interest will be payable on the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Notes were issued; (3) if the Interest Reset Date for the Notes is semiannually, interest will be payable on the third Wednesday of each of two months of each year specified on the face hereof; (4) if the Interest Reset Date for the Notes is annually, interest will be payable on the third Wednesday of the month of each year specified on the face hereof. In each of these cases, the Maturity Date will also be an Interest Payment Date.

If specified on the face hereof, the Notes may have either or both of a Maximum Interest Rate or Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate that may accrue during any Interest Period for Floating Rate Notes cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate that may accrue during any Interest Period for Floating Rate Notes cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, if the Notes are designated on the face hereof as Floating Rate Notes, the interest rate on Notes shall not exceed the maximum interest rate permitted by applicable law.

All determinations of interest by the Calculation Agent designated on the face hereof will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of the Notes and neither the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of the Notes in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent. Upon request of the Holder of the Notes, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to the Notes. If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint a successor to act as such in its place. The Calculation Agent may not resign its duties until a successor has been appointed and such successor has accepted its appointment.

Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on the Notes on and after the first Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof (the “Interest Rate Basis”), the base rate, plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

(A)

CD Rate Notes. If the Interest Rate Basis is the CD Rate, the Notes shall be deemed to be “CD Rate Notes.” CD Rate Notes will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CD Rate on each Interest Determination Date. The Interest Determination Date is the second Business Day preceding the related Interest Reset Date.

“CD Rate” means: (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in the H.15 Daily Update (as defined below) or other recognized electronic source used for the purpose of displaying the applicable rate under the heading “CDs (secondary market)”; or (3) if the rate referred to in clause (2) is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time on that Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with Allstate Life Insurance Company ("Allstate Life")) for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

(B)

CMT Rate Notes. If the Interest Rate Basis is the CMT Rate, the Notes shall be deemed to be “CMT Rate Notes.” CMT Rate Notes will bear interest at the interest rate calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CMT Rate on each applicable Interest Determination Date. The applicable Interest Determination Date is the second Business Day preceding the Interest Reset Date.

“CMT Rate” means: (1) if Reuters Page FRBCMT is specified on the face hereof: (a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Treasury constant maturities”, as the yield is displayed on the Reuters Service (“Reuters”) (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date; or (b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or is not so published by 3:00 P.M., New York City time, on that Interest Determination Date, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury constant maturities”; or (c) if the rate referred to in clause (b) does not so appear in H.15(519) or is not so published by 3:00 P.M., New York City time, on that Interest Determination Date, the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on Reuters and published in H.15(519); or (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates at approximately 3:30 P.M., New York City time, on that Interest Determination Date reported, based on their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent (after consultation with Allstate Life) from five Reference Dealers so selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued United States Treasury securities with an original maturity of approximately the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent (after consultation with Allstate Life) from five Reference Dealers so selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate; or (2) if Reuters Page FEDCMT is specified on the face hereof: (a) the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption “Treasury constant maturities”, as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or (b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or if not so published by 3:00 P.M., New York City time, on that Interest Determination Date, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury constant maturities”; or (c) if the rate referred to in clause (b) does not so appear in H.15(519) or if not so published by 3:00 P.M., New York City time, on that Interest Determination Date, the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates at approximately 3:30 P.M., New York City time, on that Interest Determination Date reported based on their written records, by three Reference Dealers selected by the Calculation Agent (after consultation with Allstate Life) from five Reference Dealers so selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued United States Treasury securities with an original maturity of approximately the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent (after consultation with Allstate Life) from five Reference Dealers so selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

(C)

Commercial Paper Rate Notes. If the Interest Rate Basis is the Commercial Paper Rate, the Notes shall be deemed to be “Commercial Paper Rate Notes.” Commercial Paper Rate Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Commercial Paper Rate on each applicable Interest Determination Date. The Interest Determination Date is the second Business Day preceding the related Interest Reset Date.

“Commercial Paper Rate” means: (1) the Money Market Yield (calculated as described below) on the Interest Determination Date of the rate for commercial paper having the applicable Index Maturity as such rate is published in H.15(519) under the heading “Commercial Paper—Nonfinancial”; or (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on the particular Interest Determination Date of the rate for commercial paper having the particular Index Maturity as published on H.15 Daily Update or such other recognized electronic source used for the purposes of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”; or (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the Calculation Date, then the Commercial Paper Rate as calculated by the Calculation Agent shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with Allstate Life) for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa” by Moody’s or the equivalent from another nationally recognized statistical rating organization; or (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

“Money Market Yield” shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360 360 - (D x M)	x 100

where “D” refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Interest Period.

(D)

Constant Maturity Swap Rate Notes. If the Interest Rate Basis is the Constant Maturity Swap Rate, the Notes shall be deemed to be “Constant Maturity Swap Rate Notes.” Constant Maturity Swap Rate Notes will bear interest at the interest rate calculated with reference to the Constant Maturity Swap Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Constant Maturity Swap Rate on each applicable Interest Determination Date. The Interest Determination Date is the second U.S. Government Securities Business Day (as defined below) preceding the related Interest Reset Date; provided, however, that if, after attempting to determine the Constant Maturity Swap Rate (as described below), such rate is not determinable for a particular Interest Determination Date (the “Original Interest Determination Date”), then such Interest Determination Date shall be the first U.S. Government Securities Business Day preceding the Original Interest Determination Date for which the Constant Maturity Swap Rate can be determined as described below.

Constant Maturity Swap Rate” means: (1) the rate for U.S. Dollar swaps with the designated maturity specified on the face hereof, expressed as a percentage, which appears on the Reuters Screen TGM42276 as of 11:00 A.M., New York City time, on the particular Interest Determination Date; or (2) if the rate referred to in clause (1) does not appear on the Reuters Screen TGM42276 by 2:00 P.M., New York City time, on such Interest Determination Date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the Reference Banks (as defined below) as of approximately 11:00 A.M., New York City time, on such Interest Determination Date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the designated maturity specified in the face hereof commencing on the Interest Reset Date and in a Representative Amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified on the face hereof. The Calculation Agent will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

“U.S. Government Securities Business Day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Reference Banks” mean five leading swap dealers in the New York City interbank market, selected by the Calculation Agent, after consultation with Allstate Life.

(E)

Federal Funds Rate Notes. If the Interest Rate Basis is the Federal Funds Rate, the Notes shall be deemed to be “Federal Funds Rate Notes.” Federal Funds Rate Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Federal Funds Rate on each applicable Interest Determination Date. The Interest Determination Date is the Business Day immediately preceding the related Interest Reset Date.

“Federal Funds Rate” means (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “EFFECT” and displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”), or (2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS1 or is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or (3) if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the rate will be the rate for the first preceding day for which such rate is set forth in H.15(519) under the caption “Federal Funds (Effective)”, as such rate is displayed on Reuters Page FEDFUNDS1.

(F)

LIBOR Notes. If the Interest Rate Basis is LIBOR (as defined below), the Notes shall be deemed to be “LIBOR Notes.” LIBOR Notes will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any. On each applicable Interest Determination Date the Calculation Agent will determine LIBOR. The applicable Interest Determination Date is the second London Banking Day (as defined below) preceding the related Interest Reset Date.

“LIBOR” means: (1) the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date, or (2) if no rate appears on the particular Interest Determination Date on the LIBOR Page as specified in clause (1), the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market selected by the Calculation Agent (after consultation with Allstate Life) to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or (3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent (after consultation with Allstate Life) for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or (4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

“LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars.

“LIBOR Page” means the display on Reuters (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency.

“London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency) in London.

(G)

Prime Rate Notes. If the Interest Rate Basis is the Prime Rate, the Notes shall be deemed to be “Prime Rate Notes.” Prime Rate Notes will bear interest for each Interest Reset Date calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, subject to the Minimum Interest Rate and/or Maximum Interest Rate, if any, specified on the face hereof. The Calculation Agent will determine the Prime Rate for each Interest Reset Date on each applicable Interest Determination Date. The Interest Determination Date is the Business Day immediately preceding the related Interest Reset Date.

“Prime Rate” means: (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”; or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or (4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent (after consultation with Allstate Life); or (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

“Reuters Screen US PRIME 1 Page” means the display on Reuters (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

(H)

Treasury Rate Notes. If the Interest Rate Basis is the Treasury Rate, the Notes shall be deemed to be “Treasury Rate Notes.” Treasury Rate Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if

any. The Calculation Agent will determine the Treasury Rate on each Treasury Rate Determination Date (as defined below).

“Treasury Rate” means: (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace that page on that service) (“Reuters USAUCTION10”) or page USAUCTION11(or any other page as may replace that page on that service) (“Reuters USAUCTION11”), or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with Allstate Life), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Period.

The “Treasury Rate Determination Date” for each Interest Reset Date means the day in the week in which the related Interest Reset Date falls on which day Treasury Bills are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

(I)

Regular Floating Rate Notes. Unless the Notes are designated as Floating Rate/Fixed Rate Notes or as having an Addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such Notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, as specified on the face hereof, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

(J)

Floating Rate/Fixed Rate Notes. If the Notes are designated as “Floating Rate/Fixed Rate Notes” on the face hereof, such Notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified on the face hereof; and the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

SECTION 4. Optional Redemption. Except in the case of Discount Notes, if an Initial Redemption Date is specified on the face hereof, the Trust may redeem the Notes prior to the Stated Maturity Date at its option on any Business Day on or after the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified on the face hereof (provided that any remaining principal amount of the Notes shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable Redemption Price (as defined below), together with unpaid interest accrued on the Notes, any Additional Amounts and other amounts payable with respect thereto to the date of redemption. The Trust must give written notice to the Holders of the Notes to be redeemed at its option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption Price” means an amount equal to the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of Notes represented by this Note Certificate to be redeemed. The Initial Redemption Percentage, if any, shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed.

SECTION 5. Repayment Provisions. If the face of this Note Certificate specifies that “Survivor’s Option” (as defined below) applies, the person (the “Authorized Representative”) who has legal authority to act on behalf of the estate of the deceased owner of a beneficial interest in the Notes represented hereby shall have the option to elect repayment of the Notes in whole or in part in increments of U.S.$1,000 (provided that any remaining principal amount of the Notes shall be at least U.S.$1,000), following the death of such beneficial owner (a “Survivor’s Option”). No Survivor’s Option may be exercised unless such beneficial interest was held by the beneficial owner for a period of at least six months prior to the death of the beneficial owner.

Pursuant to the valid exercise of the Survivor’s Option, if applicable, the Trust shall repay the Notes represented hereby (or portion thereof) at a price equal to 100% of the unpaid principal amount of the Notes to be repaid, together with unpaid interest accrued thereon to, but excluding, the Repayment Date, subject to the limitations in the next succeeding sentence. Allstate Life may, in its sole discretion, limit the aggregate principal amount of (i) all Funding Agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as to which exercises of any put option by any issuing trust shall be accepted by Allstate Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all Funding Agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable Funding Agreement(s) and set forth on the face hereof; (ii) the Funding Agreement(s) securing the Notes as to which exercises of any put option by the Trust attributable to Notes as to which the Survivor’s Option has been exercised by the Authorized Representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable Funding Agreement(s) and set forth on the face hereof; and (iii) the Funding Agreement(s) securing the Notes as to which exercises of any put option by the Trust shall be accepted in any calendar year to an amount as set forth in the applicable Funding Agreement(s) and on the face hereof.

In any such event, the Trust shall similarly be required to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted by it.

Each election to exercise the Survivor’s Option shall be effected in the order received by the Administrator. Notes that are not repaid in any calendar year due to the application of the limits described above will be treated as though they had been tendered on the first day of the following calendar year in the order in which they were originally tendered. Subject to the limitations described above, Notes accepted for repayment will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance unless that interest payment date is not a Business Day, in which case the repayment date will be the next succeeding Business Day.

To exercise the Survivor’s Option, the Authorized Representative must provide to the Indenture Trustee a properly completed Repayment Election Form, which is attached hereto as Annex A.

Subject to Allstate Life’s right hereunder to limit the aggregate principal amount of Funding Agreements securing notes as to which exercises of any put option by the issuing trusts attributable to notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Administrator, in its sole discretion. The Administrator’s determination shall be final and binding.

The death of a person owning a Note or beneficial interest therein in joint tenancy or tenancy by the entirety with another person or persons shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note, and the entire principal amount of such Note or beneficial interest therein shall be eligible for repayment pursuant to the Survivor’s Option. The death of a person owning a Note or beneficial interest therein by tenancy in common shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note only to the extent of the interest of the deceased Holder or beneficial owner in such Note unless such Note or beneficial interest therein is held by husband and wife as tenants in common, in which case, the death of either spouse shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note, and the entire principal amount of such Note or beneficial interest therein shall be eligible for repayment pursuant to the Survivor’s Option.

The death of a person who, during his or her lifetime, was entitled to substantially all of the interests of beneficial ownership of a Note shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note if such interests can be established to the satisfaction of the Administrator.

In the event of repayment of the Notes in part only, a new Note Certificate of like tenor in a principal amount equal to the unrepaid portion of principal of Notes represented by this Note Certificate and otherwise having the same terms and provisions as the Notes shall be issued by the Trust in the name of the Holder of this Note Certificate upon the presentation and surrender of this Note Certificate.

SECTION 6. Sinking Fund. Unless otherwise specified on the face hereof, the Notes will not be subject to any sinking fund.

SECTION 7. Modifications and Amendments. Sections 9.1 and 9.2 of the Standard Indenture Terms contain provisions permitting the Trust and the Indenture Trustee (1) without the consent of any Holder, to execute Supplemental Indentures for limited purposes and take other actions set forth in the Standard Indenture Terms, and (2) with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of Notes at the time outstanding, evidenced as in the Standard Indenture Terms, to execute Supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Supplemental Indenture or modifying in any manner the rights of the Holders of the Notes subject to specified limitations.

SECTION 8. Obligations Unconditional. No reference herein to the Indenture or the Standard Indenture Terms and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of, interest on, or any other amount due and owing with respect to, the Notes at the places, at the respective times, and at the rate herein prescribed.

SECTION 9. Collateral. Pursuant to the Indenture, the Trust will grant a security interest in, pledge and collaterally assign the Collateral specified on the face hereof to the Indenture Trustee on behalf of the holders of the Notes and any other person for whose benefit the Indenture Trustee is or will be holding the Collateral. The Notes will be secured by a first priority perfected security interest in the Collateral in favor of the Indenture Trustee and the other persons identified in the Standard Indenture Terms.

SECTION 10. Security; Limited Recourse. The Notes are solely the obligations of the Trust, and will not be guaranteed by any person, including but not limited to Allstate Life, Allstate Life Global Funding, any Agent, the Trust Beneficial Owner, the Delaware Trustee, the Indenture Trustee or any of their affiliates. The Trust’s obligations under the Notes will be secured by all of the Trust’s rights and title in one or more Funding Agreement(s) issued by Allstate Life and other rights and assets included in the applicable Collateral. The Holder of the Notes has no direct contractual rights against Allstate Life under the Funding Agreement(s). Under the terms of each Funding Agreement, recourse rights to Allstate Life will belong to the Trust, its successors and permitted assignees. The Trust has pledged, collaterally assigned and granted a first priority perfected security interest in the Collateral for the Notes to the Indenture Trustee on behalf of the Holders of the Notes and the other persons identified in the Standard Indenture Terms. Recourse to Allstate Life under each Funding Agreement will be enforceable only by the Indenture Trustee as a secured party on behalf of the Holders of Notes and the other persons identified in the Standard Indenture Terms.

SECTION 11. Events of Default. In case an Event of Default, as defined in the Standard Indenture Terms, shall have occurred and be continuing, the principal of the Notes may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Standard Indenture Terms. If the Notes are Discount Notes, the amount of principal of the Notes that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3 hereof.

SECTION 12. Withholding; Additional Amounts; Tax Event. All amounts due in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax on payments on the Notes unless the withholding or deduction is required by law. Unless otherwise specified on the face hereof, the Trust will not pay any additional amounts (“Additional Amounts”) to Holders of the Notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem the Notes.

SECTION 13. Listing. Unless otherwise specified on the face hereof, the Notes will not be listed on any securities exchange.

SECTION 14. No Recourse Against Certain Persons. No recourse shall be had for the payment of the principal of or the interest on the Notes, or for any claim based hereon, or otherwise in respect thereof, or based on or in respect of the Indenture or any Supplemental Indenture, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance of any Notes and as part of the consideration for issue of the Notes, expressly waived and released.

SECTION 15. Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT
				(Cust)	Custodian	(Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
CUST	—	custodian
(State)
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of THE ALLSTATE LIFE GLOBAL FUNDING TRUST SPECIFIED ON THE FACE OF THIS NOTE CERTIFICATE and does hereby irrevocably constitute and appoint    attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ANNEX A

REPAYMENT ELECTION FORM

ALLSTATE LIFE GLOBAL FUNDING

ALLSTATE LIFE® CORENOTES®

CUSIP NO.

To: [Name of Trust]

The authorized representative (the “Authorized Representative”) represents the following:

•	The Authorized Representative requests repayment of Allstate Life® CoreNotes® (CUSIP No. ) (the “Notes”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”).

•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

•	The Deceased Beneficial Owner acquired the Notes at least six (6) months before the date of death of such Deceased Beneficial Owner.

The Authorized Representative agrees to the following terms:

•	The Authorized Representative shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (this “Form”).

•

The Authorized Representative shall make all records specified in the Instructions supporting the above representations available to [The Bank of New York Trust Company, N.A.] (the “Trustee”) or [Name of Trust] (the “Trust”) for inspection and review within five Business Days of the Indenture Trustee’s or the Trust’s request.

•

If the Indenture Trustee or the Trust, in any such party’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Indenture Trustee or the Trust may deny repayment. If the Authorized Representative cannot substantiate a claim for repayment, it shall notify the Indenture Trustee and the Trust immediately.

•	Repayment elections may not be withdrawn.

•

The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

•

Subject to Allstate Life’s right hereunder to limit the aggregate principal amount of Funding Agreements securing notes as to which exercises of any put option by the issuing trusts attributable to notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties.

REPAYMENT ELECTION FORM

(1)
Name of Deceased Beneficial Owner
(2)
Date of Death
(3)
Name of Authorized Representative Requesting Repayment
(4)
Signature of Authorized Representative Requesting Repayment
(5)
Principal Amount of Requested Repayment
(6)
Date of Election

(7)	Authorized Representative:	(8)	Wire instructions for payment:
	Name:		Bank Name:
	Phone Number:		ABA Number:
	Fax Number:		Account Name:
	Mailing Address (no P.O. Boxes):		Account Number:
Reference (optional):

TO BE COMPLETED BY THE INDENTURE TRUSTEE:

(A)	Election Number*:

(B)	Delivery and Payment Date:

(C)	Principal Amount:

(D)	Accrued Interest:

(E)	Date of Receipt of Form by the Indenture Trustee:

(F)	Date of Acknowledgment by the Indenture Trustee:

*

To be assigned by the Indenture Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated in item (7) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING

REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.

Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment, (4) satisfactory evidence that the Notes being submitted for repayment were acquired by the Deceased Beneficial Owner at least six (6) months before the date of the death of such Deceased Beneficial Owner, and (5) any necessary tax waivers. For purposes of determining whether the Notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

•

If a Note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the Note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

•

The death of a person beneficially owning a Note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner’s interest in the Note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

•

A Note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note (or a portion thereof) will be deemed the death of the beneficial owner of that Note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.	Indicate the name of the Deceased Beneficial Owner on line (1).

3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.	Indicate the name of the Authorized Representative requesting repayment on line (3).

5.	Affix the authorized signature of the Authorized Representative on line (4).

6.	Indicate the principal amount of Notes to be repaid on line (5).

7.	Indicate the date this Form was completed on line (6).

8.	Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (7).

9.	Indicate the wire instruction for payment on line (8).

10.	Leave lines (A), (B), (C), (D), (E) and (F) blank.

11.	Mail or otherwise deliver an original copy of the completed Form to:

[The Bank of New York Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602]

12.           FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

13.

If the acknowledgement of the Indenture Trustee’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Trustee at [The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, IL 60602].

14.	For assistance with this Form or any questions relating thereto, please contact the Trustee at [The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, IL 60602].

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